UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017 (April 28, 2017)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	333-192093	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44043 Fremont Blvd. Fremont, CA 94538
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Restated Articles of Incorporation

On April 28, 2017, Aerkomm Inc. (the “Company”) filed Restated Articles of Incorporation (the “Restated Articles”) with the Secretary of State of the State of Nevada. The Restated Articles consolidate into one instrument several prior amendments to the Company’s Articles of Incorporation, but do not contain any new amendments to the Company’s Articles of Incorporation, as amended. The Restated Articles were approved by the Company’s Board of Directors (the “Board”) on April 21, 2017.

Change in Fiscal Year End

On April 28, 2017, the Board resolved to change the Company’s fiscal year end from September 30 to December 31. Previously, on February 13, 2017, the Board had approved a change of the Company’s fiscal year end from December 31 to September 30, in connection with the Company’s reverse acquisition of Aircom Pacific, Inc. (“Aircom”), whose fiscal year end was September 30. The Company has now determined to revert to a December 31 fiscal year end because Aircom, the Company’s wholly owned operating subsidiary, has changed its fiscal year end to December 31, and matching fiscal year ends will facilitate the preparation of consolidated financial statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

3.1	Restated Articles of Incorporation of the Registrant

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERKOMM INC.

Date: May 4, 2017	By:	/s/ Peter Chiou
	Name:	Peter Chiou
	Title:	Chief Executive Officer

3

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Restated Articles of Incorporation of the Registrant

4